UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)           May 22, 2003
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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

                     Applebee's CEO establishes 10b5-1 plan

     OVERLAND  PARK,  Kan.,  May  22,  2003  -  Applebee's  International,  Inc.
(NASDAQ:APPB) today announced that Lloyd Hill, chairman and chief executive officer, has established a plan to manage the exercise and sale of certain stock options.

     The two-year plan was effective May 19, 2003, and expires June 30, 2005, unless terminated earlier by Hill. The plan is in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Rule 10b5-1 allows employees, at a time when they are not in possession of material nonpublic information, to adopt written plans to sell shares on a regular basis, regardless of any subsequent nonpublic information they may receive, or the price of the stock at the time of the sale.

     Under the plan, beginning in July 2003, Hill will exercise a certain number of stock options once each month if the closing price of Applebee's common stock is a specified amount above the lowest exercise price of his vested stock options. Hill currently holds vested stock options to acquire 386,626 common shares. At the May 19, 2003, closing stock price, all exercisable options would be included in the company's diluted earnings per share.

     At a meeting earlier this month, the executive compensation committee of the company's Board of Directors raised the stock ownership guidelines for the company's CEO. The new guidelines increase the required level of stock ownership from three to four times the CEO's base salary. As indicated in the company's
2003 Proxy Statement, as of March 14, 2003, Hill owned 141,280 shares of Applebee's stock, which, at current market value, is well in excess of these guidelines. The plan announced today does not impact Hill's ownership of these shares.

     Hill said he is adopting the plan in order to gradually diversify his holdings and to minimize the market effect of such sales by spreading them over a more extended period than the traditional trading "window" allows.


     ABOUT APPLEBEE'S: Applebee's International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee's Neighborhood Grill & Bar brand, the largest casual dining concept in the world. There are 1,522 Applebee's restaurants operating system-wide in 49 states and nine international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     APPLEBEE'S INTERNATIONAL, INC.
                                     (Registrant)
Date: May 22, 2003                 By:
     --------------------            ----------------------------------
                                     Steven K. Lumpkin
                                     Executive Vice President and
                                     Chief Financial Officer





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